Exhibit 10.32

SECOND AMENDMENT
of
EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT Of EMPLOYMENT AGREEMENT, dated as of this 9th day of November, 2010 (this “Second Amendment”), by and between LIFETIME BRANDS, INC., a Delaware corporation (the "Employer"), and JEFFREY SIEGEL (the "Executive").

W I T N E S S E T H:

WHEREAS, Employer and Executive entered into an Employment Agreement dated as of May 2, 2006 (the “Original Employment Agreement”);

WHEREAS, Employer and Executive entered into an Amendment of Employment Agreement dated as of August 10, 2009 (the “First Amendment”); and

WHEREAS, Employer and Executive desire to further amend the Employment Agreement, as amended by the First Amendment (the “Amended Employment Agreement”), upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Amendment. The second and third sentences of the first paragraph of clause (ii) of Sections 3(b) of the Amended Employment Agreement are hereby amended to read as follows:

Similarly, the threshold Adjusted IBIT for such year will be 50% of the target Adjusted IBIT for such year which, if achieved, would entitle the Executive to receive 50% of the target bonus for such year consistent with the Adjusted IBIT Performance Bonus Table for such year.  Similarly, the maximum Adjusted IBIT for such year will be 200% of the target Adjusted IBIT for such year which, if achieved, would entitle the Executive to receive 200% of the target bonus for such year, consistent with the Adjusted IBIT Performance Table for such year.

2.	No Other Modification or Amendment. Except as specifically provided herein, the Amended Employment Agreement is not modified or amended in any respect and remains in full force and effect.

3.
Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York (determined without regard to the choice of law provisions thereof), and the parties consent to jurisdiction in the United States District Court for the Southern District of New York.

4.
Counterparts.  This Second Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the day and year first written above.

LIFETIME BRANDS, INC.
By: /s/ Ronald Shiftan
Name: Ronald Shiftan
Title: Chief Operating Officer
EXECUTIVE
__/s/ Jeffrey Siegel
Jeffrey Siegel